SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 26, 2005

COAST BANCORP

(Exact name of registrant as specified in its charter)

California	000-32827	77-0567091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Marsh Street, San Luis Obispo, California		93401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (805) 541-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01      Entry into a material definitive agreement.

Property Lease.  On August 24, 2005, Coast Bancorp entered into a lease agreement with Betteravia Ventures, LLC for a new Santa Maria California Small Business Lending Department located at 411 Betteravia Rd., Suite 201, Santa Maria, CA  93454.  The monthly rent is $1,417.38 per month payable on the first day of each month commencing upon occupancy. The term of the lease is for three years with an estimated commencement date of October 1, 2005.  Cost of Living Adjustments will occur twelve moths after occupancy and annually thereafter.  The base rent shall be adjusted by the change if any from the base month by the CPIU (All Urban Consumers) for the Los Angeles-Riverside-Orange County with a 3% minimum annual increase. With prior written notice, the term of the lease may be extended for one additional thirty six month period commencing when the prior term expires.  A copy of the lease and the option to extend are attached to this Current Report as Exhibit 1.1 and 1.2, respectively, and are incorporated into this report by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2006	COAST BANCORP

/s/ Jack C. Wauchope
Jack C. Wauchope, President and Chief
Executive Officer (Principal Executive Officer)